Exhibit 99.1

For Release: November 10, 2010, 7:30 a.m. ET

GM Announces Third Quarter 2010 Results

GM achieves third consecutive quarter of profitability and positive cash flow

Net income of $2.0 billion, earnings per share of $1.20

DETROIT, Mich. – General Motors Company today announced that for the third quarter ending September 30, 2010, the company generated:

•	Revenue of $34.1 billion

•	Net income attributable to common stockholders of $2.0 billion

•	Earnings per share on a fully diluted basis and adjusted for 3-1 stock split of $1.20

•	Earnings before interest and tax (EBIT) of $2.3 billion

•	Net cash flow from operating activities of $2.6 billion

•	Free cash flow of $1.4 billion

“As demonstrated by our third consecutive quarter of profitability and positive cash flow, these results continue our significant progress,” said Chris Liddell, vice chairman and chief financial officer.

GM North America had EBIT in the third quarter 2010 of $2.1 billion, up from $1.6 billion in the second quarter. GM Europe had a loss before interest and taxes of $0.6 billion, down from a loss of $0.2 billion in the second quarter. GM International Operations posted EBIT of $0.6 billion, down from $0.7 billion in the second quarter.

Net cash flow from operating activities was $2.6 billion and after adjusting for capital expenditures of $1.2 billion, free cash flow was $1.4 billion.

GM expects to also report positive EBIT for the fourth quarter, albeit at a significantly lower run rate than each of the first three quarters, and profitable year-end results for calendar year 2010.

# # #

About General Motors

General Motors, one of the world’s largest automakers, traces its roots back to 1908. With its global headquarters in Detroit, GM employs 208,000 people in every major region of the world and does business in more than 120 countries. GM and its strategic partners produce cars and trucks in 31 countries, and sell and service these vehicles through the following brands: Buick, Cadillac, Chevrolet, FAW, GMC, Daewoo, Holden, Jiefang, Opel, Vauxhall and Wuling. GM’s largest national market is China, followed by the United States, Brazil, Germany, the United Kingdom, Canada, and Italy. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. General Motors acquired operations from General Motors Corporation on July 10, 2009, and references to prior periods in this and other press materials refer to operations of the old General Motors Corporation. More information on the new General Motors can be found at www.gm.com.

Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planning significant investment in new technology; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products.

GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

Contacts:

Reneé Rashid-Merem

Office 313-665-3128

Cell 313-701-8560

renee.rashid-merem@gm.com

Randy Arickx

Office 313-667-0006

Cell 313-268-7070

randy.c.arickx@gm.com

Exhibit 1

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The accompanying tables and charts for securities analysts include earnings before interest and taxes (EBIT), adjusted EBIT and free cash flow which are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM’s independent auditors. EBIT, adjusted EBIT and free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM’s operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons, benchmark performance among geographic regions and assess whether GM’s plan to return to sustained profitability is on target. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM’s core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP and there are limitations associated with their use. GM’s calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to common stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT to its most comparable U.S. GAAP measure (dollars in millions):

	Successor
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010
Operating segments
GMNA(a)	$2,125	$4,935	$1,592	$1,218
GME(a)(b)	(559)	(1,196)	(160)	(477)
GMIO(a)(b)	646	2,484	672	1,166

Total operating segments	2,212	6,223	2,104	1,907
Corporate and eliminations(b)	63	(91)	(71)	(83)

EBIT	2,275	6,132	2,033	1,824
Interest income	125	329	114	90
Interest expense	263	850	250	337
Income tax expense (benefit)	(25)	845	361	509

Net income attributable to stockholders	2,162	4,766	1,536	1,068
Less: Cumulative dividends on preferred stock	203	608	202	203

Net income attributable to common stockholders	$1,959	$4,158	$1,334	$865

(a)	Interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM’s operating segments between EBIT and Net income attributable to stockholders.
(b)	In the three months ended June 30, 2010 GM changed its managerial reporting structure so that certain entities geographically located within Russia and Uzbekistan were transferred from GM’s GME segment to GM’s GMIO segment. GM has revised the segment presentation for all periods presented.

Note: A three-for-one stock split was approved by GM’s stockholders and effected on November 1, 2010. All applicable Successor share, per share and related information on or subsequent to July 10, 2009 has been adjusted retroactively to give the effect of the three-for-one split. Additionally, GM’s stockholders approved amendments to its Certificate of Incorporation on November 1, 2010 to increase the number of shares of common stock that GM is authorized to issue from 2,500,000,000 shares to 5,000,000,000 shares and to increase the number of preferred shares that GM is authorized to issue from 1,000,000,000 shares to 2,000,000,000 shares.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

The following tables summarize the reconciliation of adjusted EBIT to EBIT and free cash flow to Net cash provided by operating activities (dollars in millions):

	Successor
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010(a)	Three Months Ended June 30, 2010	Three Months Ended March 31, 2010(a)
Adjusted EBIT	$2,275	$6,009	$2,033	$1,701
Adjustments	—	123	—	123

EBIT	$2,275	$6,132	$2,033	$1,824

Free Cash Flow(b)	$1,363	$5,207	$2,834	$1,010
Capital expenditures(b)	1,261	3,112	1,011	840

Net cash provided by (used in) operating activities(b)	$2,624	$8,319	$3,845	$1,850

(a)	In the three months ended March 31, 2010 Adjustments included a gain of $123 million as a result of the sale of Saab Automobile AB to Spyker Cars NV.
(b)	In the three months ended June 30, 2010 GM identified several items which had not been properly classified in GM’s condensed consolidated statement of cash flows for the three months ended March 31, 2010. For the nine months ended September 30, 2010, GM has correctly presented these items in GM’s condensed consolidated statement of cash flows and corrected the amounts presented for the three months ended March 31, 2010.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor		Combined GM and Old GM
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Production Volume (units in thousands)(a)
GMNA - Cars	215	737	206	493
GMNA - Trucks	492	1,369	325	805

Total GMNA	707	2,106	531	1,298
GME	286	921	272	851
GMIO(b)(c)	1,111	3,418	910	2,433

Total Worldwide	2,104	6,445	1,713	4,582

(a)	Production volume represents the number of vehicles manufactured by GM and Old GM’s assembly facilities and also includes vehicles produced by certain joint ventures.
(b)	Includes SGM joint venture production in China of 246,000 vehicles and 735,000 vehicles and SGMW, FAW-GM joint venture production in China and SAIC GM Investment Ltd. (HKJV) joint venture production in India of 321,000 vehicles and 1.1 million vehicles in the three and nine months ended September 30, 2010 and combined GM and Old GM SGM joint venture production in China of 191,000 vehicles and 473,000 vehicles and combined GM and Old GM SGMW and FAW-GM joint venture production in China of 290,000 vehicles and 817,000 vehicles in the three and nine months ended September 30, 2009.
(c)	The joint venture agreements with SGMW (34%) and FAW-GM (50%) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor		Combined GM and Old GM
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Vehicle Sales (units in thousands)(a)(b)(c)(d)
United States
Chevrolet – Cars	154	503	172	413
Chevrolet – Trucks	239	673	223	579
Cadillac	40	105	24	73
Buick	44	114	25	72
GMC	80	232	63	182
Other	1	12	84	227

Total United States	558	1,639	593	1,547
Canada, Mexico and Other	103	302	98	301

Total GMNA(e)	661	1,941	690	1,847

GME
Opel/Vauxhall	272	881	299	944
Chevrolet	118	351	103	320
Other	1	6	6	26

Total GME(f)	391	1,238	409	1,290

GMIO
Chevrolet	483	1,383	393	1,065
Buick	147	402	117	313
GM Daewoo	30	90	33	80
Holden	34	107	31	91
Wuling	272	909	262	754
FAW-GM	17	67	9	9
GMC	8	25	10	27
Cadillac	6	16	3	8
Other	15	43	14	43

Total GMIO(f)(g)(h)	1,014	3,041	872	2,389

Total Worldwide(f)	2,065	6,220	1,972	5,526

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes Saab vehicle sales data through February 2010.
(c)	Vehicle sales data may include rounding differences.
(d)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.
(e)	Vehicle sales primarily represent sales to the ultimate customer.
(f)	Vehicle sales primarily represent estimated sales to the ultimate customer.
(g)	Includes SGM joint venture vehicle sales in China of 262,000 vehicles and 713,000 vehicles and SGMW, FAW-GM joint venture vehicle sales in China and HKJV joint venture vehicle sales in India of 313,000 vehicles and 1.0 million vehicles in the three and nine months ended September 30, 2010 and combined GM and Old GM SGM joint venture vehicle sales in China of 195,000 vehicles and 473,000 vehicles and combined GM and Old GM SGMW and FAW-GM joint venture vehicle sales in China of 271,000 vehicles and 763,000 vehicles in the three and nine months ended September 30, 2009. GM does not record revenue from their joint ventures’ vehicle sales.
(h)	The joint venture agreements with SGMW (34%) and FAW-GM (50%) allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China.

General Motors Company and Subsidiaries

Supplemental Material

(Unaudited)

	Successor		Combined GM and Old GM
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009
Market Share(a)(b)
United States – Cars	13.9%	14.6%	16.5%	16.5%
United States – Trucks	22.4%	22.6%	22.8%	22.6%
Total United States	18.3%	18.7%	19.4%	19.5%
Total GMNA(c)	17.7%	18.1%	18.7%	18.9%
Total GME(d)	8.9%	8.7%	9.0%	9.1%
Total GMIO(d)(e)(f)	10.3%	10.2%	10.3%	10.2%
Total Worldwide	11.5%	11.4%	11.8%	11.6%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	33.4%	38.9%	29.8%	27.3%
% Fleet Sales - Trucks	21.9%	24.8%	21.2%	22.0%
Total Vehicles	26.1%	30.2%	25.1%	24.3%

GMNA Capacity Utilization(g)	90.1%	89.5%	53.3%	43.4%

(a)	Includes HUMMER, Saturn and Pontiac vehicle sales data.
(b)	Includes Saab vehicle sales data through February 2010.
(c)	Vehicle sales represent sales to the ultimate customer.
(d)	Vehicle sales primarily represent estimated sales to the ultimate customer.
(e)	Includes SGM joint venture vehicle sales in China of 262,000 vehicles and 713,000 vehicles and SGMW, FAW-GM joint venture vehicle sales in China and HKJV joint venture vehicle sales in India of 313,000 vehicles and 1.0 million vehicles in the three and nine months ended September 30, 2010 and combined GM and Old GM SGM joint venture vehicle sales in China of 195,000 vehicles and 473,000 vehicles and combined GM and Old GM SGMW and FAW-GM joint venture vehicle sales in China of 271,000 vehicles and 763,000 vehicles in the three and nine months ended September 30, 2009. GM does not record revenue from their joint ventures’ vehicle sales.
(f)	The joint venture agreements with SGMW (34%) and FAW-GM (50%) allows for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture vehicle sales in China as part of global market share. These entities are not consolidated for financial reporting purposes. Income and losses related to these entities are recorded in Equity income (loss), net of tax.
(g)	Two shift rated, annualized.

	Successor
	September 30, 2010	December 31, 2009
Worldwide Employment (thousands)
GMNA(a)	106	103
GME(b)	41	50
GMIO(c)	62	62

Total Worldwide	209	215

United States — Salaried	26	26
United States — Hourly	53	51

(a)	GM acquired AmeriCredit Corp. effective October 1, 2010, which was subsequently renamed General Motors Financial Company, Inc. (GM Financial). At September 30, 2010 GM Financial employed 3,000 employees in the United States and Canada. These employees were excluded from GM amounts because the date of acquisition was subsequent to September 30, 2010.
(b)	Decrease in GME primarily relates to the sale of Saab, employees located within Russia and Uzbekistan transferred from GM’s GME segment to GM’s GMIO segment and restructuring initiatives in Germany, Spain, and the United Kingdom.
(c)	GMIO includes a reduction of 2,400 employees due to the sale of GM’s India Operations.

	Successor			Predecessor
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Worldwide Payroll (billions)	$3.2	$9.3	$2.9	$0.3	$6.2

General Motors Company and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

(Unaudited)

	Successor			Predecessor
	Three Months Ended September 30, 2010	Nine Months Ended September 30, 2010	July 10, 2009 Through September 30, 2009	July 1, 2009 Through July 9, 2009	January 1, 2009 Through July 9, 2009
Net sales and revenue	$34,060	$98,710	$25,147	$1,637	$47,115

Costs and expenses
Cost of sales	29,468	85,818	23,554	1,819	55,814
Selling, general and administrative expense	2,710	8,017	2,636	728	6,161
Other expenses (income), net	30	115	(40)	81	1,235

Total costs and expenses	32,208	93,950	26,150	2,628	63,210

Operating income (loss)	1,852	4,760	(1,003)	(991)	(16,095)
Equity in income of and disposition of interest in Ally Financial	—	—	—	—	1,380
Interest expense	(263)	(850)	(365)	(823)	(5,428)
Interest income and other non-operating income, net	258	802	454	19	852
Loss on extinguishment of debt	—	(1)	—	—	(1,088)
Reorganization gains, net	—	—	—	129,312	128,155

Income (loss) before income taxes and equity income	1,847	4,711	(914)	127,517	107,776
Income tax expense (benefit)	(25)	845	(139)	(607)	(1,166)
Equity income, net of tax	351	1,165	204	15	61

Net income (loss)	2,223	5,031	(571)	128,139	109,003
Less: Net income (loss) attributable to noncontrolling interests	61	265	287	141	(115)

Net income (loss) attributable to stockholders	2,162	4,766	(858)	127,998	109,118
Less: Cumulative dividends on preferred stock	203	608	50	—	—

Net income (loss) attributable to common stockholders	$1,959	$4,158	$(908)	$127,998	$109,118

Earnings (loss) per share
Basic
Net income (loss) attributable to common stockholders	$1.31	$2.77	$(0.73)	$209.49	$178.63
Weighted-average common shares outstanding	1,500	1,500	1,238	611	611
Diluted
Net income (loss) attributable to common stockholders	$1.20	$2.62	$(0.73)	$209.38	$178.55
Weighted-average common shares outstanding	1,630	1,588	1,238	611	611

General Motors Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions, except share amounts)

(Unaudited)

	Successor
	September 30, 2010	December 31, 2009
ASSETS
Current Assets
Cash and cash equivalents	$27,466	$22,679
Marketable securities	6,010	134

Total cash, cash equivalents and marketable securities	33,476	22,813
Restricted cash and marketable securities	1,323	13,917
Accounts and notes receivable (net of allowance of $279 and $250)	8,725	7,518
Inventories	13,044	10,107
Assets held for sale	—	388
Equipment on operating leases, net	2,942	2,727
Other current assets and deferred income taxes	2,074	1,777

Total current assets	61,584	59,247
Non-Current Assets
Equity in net assets of nonconsolidated affiliates	8,691	7,936
Assets held for sale	—	530
Property, net	19,116	18,687
Goodwill	30,556	30,672
Intangible assets, net	12,454	14,547
Other assets	4,837	4,676

Total non-current assets	75,654	77,048

Total Assets	$137,238	$136,295

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$22,137	$18,725
Short-term debt and current portion of long-term debt (including debt at GM Daewoo of $1,072 at September 30, 2010)	5,621	10,221
Liabilities held for sale	—	355
Accrued expenses (including derivative liabilities at GM Daewoo of $217 at September 30, 2010)	24,811	23,134

Total current liabilities	52,569	52,435
Non-Current Liabilities
Long-term debt (including debt at GM Daewoo of $798 at September 30, 2010)	2,945	5,562
Liabilities held for sale	—	270
Postretirement benefits other than pensions	8,721	8,708
Pensions	28,965	27,086
Other liabilities and deferred income taxes	13,322	13,279

Total non-current liabilities	53,953	54,905

Total Liabilities	106,522	107,340
Commitments and contingencies
Preferred stock, $0.01 par value (2,000,000,000 shares authorized, 360,000,000 shares issued and outstanding (each with a $25.00 liquidation preference) at September 30, 2010 and December 31, 2009)	6,998	6,998
Equity
Common stock, $0.01 par value (5,000,000,000 shares authorized, 1,500,000,000 shares issued and outstanding at September 30, 2010 and December 31, 2009)	15	15
Capital surplus (principally additional paid-in capital)	24,041	24,040
Accumulated deficit	(236)	(4,394)
Accumulated other comprehensive income (loss)	(1,073)	1,588

Total stockholders’ equity	22,747	21,249
Noncontrolling interests	971	708

Total equity	23,718	21,957

Total Liabilities and Equity	$137,238	$136,295